Exhibit 99.2

PACIFIC ENERGY GP, LP

(FORMERLY PACIFIC ENERGY GP, INC.)

BALANCE SHEET

December 31, 2004

(in thousands)

ASSETS
CURRENT ASSETS
Cash	$753
Due from related parties	1,901
Total current assets	2,654
Investment in Pacific Energy Partners, L.P.	4,829

Total assets	$7,483

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$5
Accrued expenses	2,932
Due to related party	167
Total liabilities	3,104

STOCKHOLDER’S EQUITY
Common stock, 1,000 shares authorized, $0.01 par value, 100 shares issued	1
Additional paid-in capital	69,499
Accumulated other comprehensive income	224
Accumulated deficit	(65,345)
Total stockholder’s equity	4,379

Total liabilities and stockholder’s equity	$7,483

See accompanying notes to balance sheet.

PACIFIC ENERGY GP, LP

(FORMERLY PACIFIC ENERGY GP, INC.)

Notes to Balance Sheet

December 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet as of December 31, 2004, includes the accounts of Pacific Energy GP, LP, formerly Pacific Energy GP, Inc. (“the Company”), which was, until March 3, 2005 an indirect wholly owned subsidiary of The Anschutz Corporation (“TAC”).  The Company, which was, until March 3, 2005 a Delaware Corporation, is the general partner of Pacific Energy Partners, L.P. (the “Partnership”) and owns a 2% interest in the Partnership as of December 31, 2004.  The Company, as general partner of the Partnership, manages the Partnership’s operations and activities on the Partnership’s behalf.  The Company does not receive a management fee or other compensation for its management of the Partnership.  However, the Company is reimbursed for all expenses incurred on behalf of the Partnership (see Note 3 – Related Party Transactions).  On March 3, 2005, TAC sold its interest in the Company to LB Pacific, LP (see Note 6 – Subsequent Events).

The Partnership owns 100% of Pacific Energy Group LLC (“PEG”), whose 100% owned subsidiaries consist of: (i) Pacific Pipeline System LLC (“PPS”), owner of Line 2000 and the Line 63 system, (ii) Pacific Terminals LLC (“PT”), owner of the Pacific Terminals storage and distribution system, (iii) Pacific Marketing and Transportation LLC (“PMT”), owner of the PMT gathering and blending system, (iv) Rocky Mountain Pipeline System LLC (“RMPS”), owner of various undivided interests in the pipelines that make up the Western Corridor system, and 100% of the Salt Lake City Core system, and (v) Ranch Pipeline LLC (“RPL”), owner of a 22.22% partnership interest in Frontier Pipeline Company (“Frontier”).

The Partnership also owns 100% of PEG Canada GP LLC (“PEG Canada GP”), the general partner of PEG Canada, L.P. (“PEG Canada”), the operating company for the Partnership’s Canadian subsidiaries. The Partnership owns 100% of the limited partner interests in PEG Canada, whose 100% subsidiaries consist of (i) Rangeland Pipeline Company (“RPC”), which owns 100% of Aurora Pipeline Company Ltd. (“APC”) and a partnership interest in Rangeland Pipeline Partnership (“RPP”), (ii) Rangeland Northern Pipeline Company (“RNPC”), which owns the remaining partnership interest in RPP, and (iii) Rangeland Marketing Company (“RMC”). RPP owns all of the assets that make up the Rangeland system except the Aurora pipeline, which is owned by APC.

The Partnership also owns 100% of Pacific Energy Finance Corporation. Pacific Energy Finance Corporation was organized for the sole purpose of co-issuing the Partnership’s 7.125% senior unsecured notes in June 2004.

The Partnership is engaged principally in the business of gathering, transporting, storing, and distributing crude oil and related products in California and the Rocky Mountain region, which includes Alberta, Canada. The Partnership generates revenue primarily by transporting crude oil on its pipelines and by leasing storage capacity. The Partnership also buys, blends and sells crude oil, activities that are complementary to the Partnership’s pipeline transportation business.

Management Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date. The actual results could differ significantly from those estimates.

Investment

The Company’s investment in Pacific Energy Partners, L.P. is accounted for under the equity method.  Under the equity method, the investment is initially recorded at cost and subsequently adjusted to recognize the investor’s share of distributions of net income or losses of the investee as they occur.  Recognition of any such losses is generally limited to the extent of the investor’s investment in, advances to, commitments and guarantees for the investee.

Income Taxes

No federal or state income taxes related are included in the accompanying balance sheet.  The Company is not a taxable entity as it was a qualified subchapter S subsidiary of TAC as of December 31, 2004. Thus, federal and state income taxes related to the Company’s operations are included in the consolidated financial statements of TAC.  In connection with the sale of the Company on March 3, 2005 (see Note 6 – Subsequent Events), the Company converted to a partnership and is no longer a subchapter S subsidiary of TAC.  As a partnership, the tax effect of the Company’s operation continues to pass through to its owners.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123 (revised December 2004), Share-Based Payment (SFAS 123R).  This Statement is a revision of SFAS No. 123.  SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  SFAS 123R is effective for the Company as of the beginning of the first annual reporting period that begins after June 15, 2005.  The adoption of SFAS 123 is not expected to have a material impact on the Company’s financial statements.

2.                                      INVESTMENT IN PACIFIC ENERGY PARTNERS, L.P.

The Company has a 2% general partner interest in the Partnership.  The Company’s investment in the Partnership at December 31, 2004, is approximately $4.8 million.  The summarized financial information of the Partnership at December 31, 2004, is presented below (in thousands):

Balance Sheet

Current assets	$95,545
Property and equipment, net	718,624
Investment in Frontier	7,886
Other assets	47,850
$869,905

Current liabilities	$48,045
Long-term debt	357,163
Deferred income taxes	34,556
Other liabilities	7,675
Partners’ capital	422,466
$869,905

On March 30, 2004 and April 12, 2004, the Company contributed $2.7 million to the Partnership in connection with the Partnership’s issuance of 4,650,000 common units to maintain its 2% general partner interest.  In addition, the Company received $1.1 million in distribution payments from the Partnership for the year ended December 31, 2004.

3.                                      RELATED PARTY TRANSACTIONS

The Company employed approximately 315 employees who directly supported the Partnership’s operations. The Company does not conduct any business other than with respect to the Partnership.  All expenses incurred by the Company are charged to the Partnership.  These expenses include the costs of employee, officer and director compensation and benefits, and other expenses necessary or appropriate for the conduct of the business of the Partnership.

Related party balances at December 31, 2004 are as follows (in thousands):

Due from the Partnership	$1,785
Partnership’s undistributed long-term incentive compensation	116
Due to TAC affiliates	(167)
Total due from related party	$1,734

4.                                      LONG-TERM INCENTIVE PLAN

In July 2002, the Company adopted the Long-Term Incentive Plan (the “Plan”) for employees and affiliates who perform services for the Partnership. The Plan consists of two components, a restricted unit plan and a unit option plan. The Plan currently permits the granting of an aggregate of 1,750,000 restricted units and unit options and is administered by the Compensation Committee of the Company, subject to approval by the Company’s Board of Directors.  Grants of 422,750 restricted units and 50,000 unit options have been made to date, of which 266,500 restricted units and 50,000 unit options have vested as of December 31, 2004.  The Company’s Board of Directors in its discretion may terminate the Plan at any time with respect to any restricted units for which a grant has not yet been made. The Company’s Board of Directors also reserves the right to alter or amend the Plan from time to time, including increasing the number of common units with respect to which awards may be granted; provided, however, that no change in any outstanding grant may be made which would materially impair the rights of the participant without the consent of such participant. As the restricted units vest, the Company has the option to acquire common units in the open market for delivery to the recipient, distribute newly issued common units from the Partnership, or pay the holder of the restricted units cash equal to the fair market value of the vested units on the vesting date. In all cases, the Company is reimbursed by the Partnership for such expenditures. The Company intends to acquire newly issued common units from the Partnership rather than pay cash as the restricted units vest, and the Partnership has so agreed, and as such, the Partnership accounts for the restricted unit plan as a fixed plan.

In 2004 , the Company granted 11,500 restricted units to directors and certain key employees which vest over varying periods ranging from approximately two to five years from the date of grant.  Subject to certain exceptions, restricted units are subject to forfeiture if employment is terminated prior to vesting. The fair market values of the restricted units associated with these grants was $0.3 million for grants in 2004. The Company recognized $2.1 million of compensation expense associated with the grants made in 2004 and in prior years, which was reimbursed by the Partnership.

On March 3, 2005, in connection with the change in control of the Company, all restricted units outstanding under the Company’s Long-Term Incentive Plan immediately vested pursuant to the terms of the grants (see Note 6 – Subsequent Events).   The Partnership issued 99,583 common units and the Company recognized compensation expense of $3.1 million, which was reimbursed by the Partnership.

In December 2002, the Company granted 50,000 unit options with a 10-year term.  The per unit weighted average fair value of unit options granted in 2002 was $2.20 on the date of grant using the Black Scholes option-pricing model.  The unit options were granted with an exercise price of $19.50, which was equal to the fair market value at the date of grant. At December 31, 2004, there were 50,000 unit options outstanding, all of which have vested.

5.                                      EMPLOYEE BENEFIT PLAN

The Company sponsors a defined contribution 401(k) plan whereby eligible employees may contribute up to 18% of their annual compensation to the plan, subject to certain defined limits.  The Company matches employee contributions up to 6% to 12%, depending on years of service, of the employee’s annual compensation.  Total employer contribution to the plan for 2004 was $0.9 million.  The Partnership reimburses the Company for its contributions.

6.                                      SUBSEQUENT EVENTS

On March 3, 2005, TAC sold all of its interest in the Company to LB Pacific, LP (“LBP”), which was formed by Lehman Brothers Merchant Banking Group (“LBMB”) in connection with the purchase.  The acquisition by LBP (the “LB Acquisition”) included the 100% ownership interest in the Company, which owned (i) the 2% general partner interest in the Partnership and the incentive distribution rights, and (ii) 10,465,000 subordinated units of the Partnership representing a 34.6% limited partner interest in the Partnership (the subordinated units were transferred to the Company by its parent immediately prior to the sale of to LBP).  Immediately prior to the closing of the LB Acquisition, the Company was converted to Pacific Energy GP, LLC, a Delaware limited liability company; and immediately after the closing of the LB Acquisition, Pacific Energy GP, LLC was converted to Pacific Energy GP, LP. Immediately following the consummation of the LB Acquisition, the Company distributed the 10,465,000 subordinated units of the Partnership to LBP.

In connection with the conversion of the Company to a limited partnership, the Company ceased to have a board of directors, and is now managed by its general partner, Pacific Energy Management LLC, a Delaware limited liability company (“PEM”), which is 100% owned by LBP.  PEM has a board of directors (the “Board”) that manages the business and affairs of PEM and, thus, indirectly manages the business and affairs of the Company and the Partnership.  All of the officers and employees of the Company were transferred to fill the same positions with PEM, and the PEM Board established the same committees as had been maintained by the Company prior to the LB Acquisition. PEM also adopted the Company’s governance guidelines and its compensation structure and employee benefits plans and policies.

Additionally, on March 21, 2005, an affiliate of First Reserve Corporation (“First Reserve”) acquired from LBMB a 30% partnership interest in LBP. LBMB and its affiliates continue to own a 70% partnership interest in LBP.